SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

Paligent Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 East 53rd Street

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 755-5461

Item 5.            Other Events and Regulation FD Disclosure.

On July 28, 2004, the Registrant entered into a letter of intent with respect to the acquisition of privately held SoyToy LLC.  On July 29, 2004, the Registrant issued a press release in connection with its execution of this agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 7.            Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press release of the Registrant dated July 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, and in the capacity indicated.

PALIGENT INC.
(Registrant)

Date:	July 30, 2004	By:	/s/ Salvatore A. Bucci
		Name:	Salvatore A. Bucci
		Title:	President and Chief Executive Officer